                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 5, 1999



                       Illinois Superconductor Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-22302                  36-3688459
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


                451 Kingston Court, Mt. Prospect, Illinois 60056
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code: (847) 391-9400



         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant.

         (a) On November 5, 1999, Illinois Superconductor Corporation (the "Company") entered into and closed a letter agreement ("Letter Agreement") with Elliott Associates, L.P., Westgate International, L.P. and Alexander Finance, L.P. (the "Investors"). The effect of the Letter Agreement and related matters, including changes in the membership of the Company's Board of Directors described below, may be an acquisition of control of the Company by the Investors and/or their designees to the Board of Directors of the Company, from the Board of Directors of the Company as previously constituted.

         Under the Letter Agreement and related agreements between the Company and the Investors, the Investors from their general funds collectively invested $1.0 million in the Company in a transaction in which the Investors acquired:

         - $1.0 million in aggregate initial principal amount of senior convertible notes, bearing annual interest at 10% payable in kind or at the Company's option (or if the Company does not meet certain requirements commencing November 5, 2000), in cash, which notes ("New Notes") are convertible (based on their principal amount plus accrued interest to the extent such interest is paid in kind) into Company common stock at a conversion price of $0.25 per share, and mature in January 2, 2001;

         - five year warrants ("New Warrants") exercisable for an aggregate of 400,000 shares of Company common stock at an exercise price of $0.25 per share;

         - the right, but not the obligation, to invest up to an additional $5 million during the next nine months (on the same terms as their acquisition of the New Notes and the New Warrants.)

Except for terms specified in the Letter Agreement, the New Notes and New Warrants have the same terms as the Notes and Warrants issued by the Company in March, 1999.

         The Letter Agreement also reduces to $.25 per share the conversion and exercise prices, respectively, of (i) $11.8 million in aggregate principal amount of outstanding senior convertible notes ("Old Notes") and (ii) Warrants to acquire 4,834,782 shares ("Old Warrants") held by the Investors. The Old Notes and Old Warrants originally were issued in May 1998 and March 1999 and, in the case of the Old Warrants, October, 1997. The New Notes and the Old Notes as amended are secured by a pledge of the Company's assets (subject to a first lien in favor of the Company's factor, Franklin Capital Corporation, on up to $1 million in receivables and inventory).

    After reserving for shares of Common Stock currently outstanding and shares that the Company was already obligated to issue prior to entering into the Letter Agreement, the Company would not have sufficient shares authorized in the event that all outstanding Old Notes (as amended), New Notes, Old Warrants (as amended) New Warrants and other outstanding notes and warrants of the Company (collectively, "the Notes and Warrants") were converted or exercised, as the case may be. Accordingly unless, and until the charter amendment described below is effected, the Letter Agreement (as amended by a letter dated November 12, 1999) limits the Company's obligation to issue shares upon conversion and exercise of the Notes and warrants currently held by the Investors regardless of whether transferred at any time ("Investor Notes and Warrants") to the number of shares equal to the difference between the 60 million shares that the Company has authorized and the sum of (i) the number of shares and shares subject to options outstanding on November 5, 1999 (ii) the number of shares subject to additional options granted under the Company's 1993 Stock Option Plan, as amended through June, 1999 ("Plan"), (iii) the number of shares subject to any options granted outside the Plan with the written consent of the Investors, and
(iv) the number of shares (including with respect to in-kind interest payments paid and to be paid through November 5, 2000,) that the Notes and Warrants other than the Investor Notes and Warrants carry the right to acquire. Consistent with its obligations under the Letter Agreement, the Company's Board of Directors has approved an amendment to its Certificate of Incorporation, to be submitted to stockholders for their approval at their annual meeting in 2000, increasing the number of authorized shares to 120 million. If the charter amendment is not adopted prior to June 30, 2000 (upon which adoption the limitation on conversion and exercise by the Investors is eliminated), the Investors would have the right to have their Notes redeemed. Prior to effectiveness of the Charter Amendment, the Investors collectively have the right to acquire approximately 77% of the Company's outstanding Common Stock, calculated in accordance with Rule 13d-3 under the Securities Exchange Act.

         The Letter Agreement also grants the Investors certain registration rights with respect to the Common Stock issuable on the conversion of the New Notes and exercise of the New Warrants.

         A separate agreement with the Investors restricts the Company's ability to incur additional debt and defers from the second quarter of 2000 to the second quarter of 2001 the Company's obligation to achieve break-even or positive operating income; if the Company fails to meet that obligation, the Investors will have the right to redeem the Old Notes.

         (b) The Letter Agreement granted the Investors the right to designate for selection as members of the Company's Board of Directors up to two-thirds of the Company's Board of Directors and affords the Investors the right to accelerate the New Notes and the Old Notes in the event that, with certain exceptions, and after specified periods, such selections are not appointed or elected as directors. The Board of Directors accepted the resignations of board members Robert Mitchum and Terry Parker on November 5, 1999, expanded the Board to six members and, effective November 8, 1999, appointed Mark Brodsky and Sam Perlman of Elliott Associates and George Calhoun of Divinci Partners, each a designee of the Investors, to the Company's board of directors. Mr. Howard Hoffman, who was designated by the Investors in July, 1998 to be a director of the Company, has served on the Board since that time and continues as a Director.

         (c) Not Applicable, except as indicated in (a) and (b), above.

                                     ******

         The description of the Letter Agreement and the transactions contemplated thereby contained in this Item 1 is qualified by reference to (i) such Letter Agreement and related documents, filed as Exhibits 10(a), 10(b), 10(c) and 10(f) hereto and incorporated herein by reference, and (ii) the forms of the Notes and Warrants issued by the Company in March, 1999, which forms are incorporated herein by reference. The disclosure concerning forward looking statements contained in the last paragraph of Exhibit 99.1 to this Form 8-K is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits

         Exhibit 10(a): Letter Agreement, dated November 5, 1999, by and among the Company and Elliott Associates, L.P., Westgate International, L.P. and Alexander Finance, L.P. (the "Investors"). Exhibit 10(b): Letter Agreement re Modification of Covenants, dated November 5, 1999, by and among the Company and (the "Investors").

         Exhibit 10(c): Security Agreement, dated November 5, 1999, by and among the Company and the Investors.

         Exhibit 10(d): Form of 6% Senior Convertible Note due May 15, 2002, issued by the Company in March, 1999 (incorporated by reference to Exhibit 4.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

              Exhibit 10(e): Form of Warrant dated March 31, 1999 (incorporated by reference to Exhibit 4.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

              Exhibit 10(f): Form of Letter Agreement dated November 12, 1999, amending the Letter Agreement filed as Exhibit 10(a).

              Exhibit 99.1: Press Release issued by Illinois Superconductor Corporation (the "Company") on November 5, 1999, announcing the completion of the $1.0 million fixed price convertible debt financing, and changes to the Company's Board of Directors.

                                     ******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ILLINOIS SUPERCONDUCTOR CORPORATION


                                 By: /s/  CYNTHIA QUIGLEY
                                     --------------------------------
                                     Cynthia Quigley
                                     Acting Chief Financial Officer

Date:  November 12, 1999

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION OF EXHIBITS
-----------                         -----------------------


Exhibit 10(a) Letter Agreement, dated November 5, 1999, by and among the Company and Elliott Associates, L.P., Westgate International, L.P. and Alexander Finance, L.P. (the "Investors").

Exhibit 10(b)    Letter Agreement re Modification of Covenants, dated
                 November 5, 1999, by and among the Company and the Investors.

Exhibit 10(c) Security Agreement, dated November 5, 1999, by and among the Company and the Investors

Exhibit 10(d): Form of 6% Senior Convertible Note due May 15, 2002 issued by the Company in March, 1999 (incorporated by reference to Exhibit 4.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

Exhibit 10(e): Form of Warrant dated March 31, 1999 (incorporated by reference to Exhibit 4.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

Exhibit 10(f):   Form of Letter Agreement amending the Letter Agreement filed as
                 Exhibit 10(a).

Exhibit 99.1 Press Release issued by Illinois Superconductor Corporation (the "Company") on November 5, 1999, announcing the completion of the $1.0 million fixed price convertible debt financing, and changes to the Company's Board of Directors.